Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 of Health Enhancement Products, Inc., filed with the Securities and Exchange Commission on February 12, 2004, of our report dated March 22, 2004, relating to the financial statements of Health Enhancement Products, Inc. as of December 31, 2003.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah

May 13, 2005